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                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549
                                    -------------

                                      Form 8-K


                                   CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934




Date of report:  August 9, 1996
Date of earliest
event reported:  July 19, 1996




                             Harrah's Entertainment, Inc.
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                (Exact name of registrant as specified in its charter)


  Delaware                         1-10410                 62-1411755
- ------------            ---------------------------        ------------
(State of                (Commission File Number)          (IRS Employer
Incorporation)                                             Identification No.)

         1023 Cherry Road, Memphis, Tennessee                        38117
- ---------------------------------------------------             --------------
         (Address of principal executive offices)                  (Zip Code)

                                    (901) 762-8600
           ----------------------------------------------------------------
                (Registrant's telephone number, including area code)


      -------------------------------------------------------------------------
            (former name or former address, if changed since last report)


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Item 5.  OTHER EVENTS.

         On July 19, 1996 the Board of Directors of Harrah's Entertainment,
Inc. (the "Company") declared a dividend of one special stock purchase right (the "Rights") on each outstanding share of Company common stock, $0.10 par value per share (the "Common Stock"), payable to stockholders of record on October 5, 1996. Each Right will entitle the holder thereof after the Rights become exercisable and until October 5, 2006 (or the earlier redemption, exchange or termination of the Rights), to buy one two-hundredth of a share of Series A Special Stock (the "Special Stock") at an exercise price of $130, subject to certain antidilution adjustments (the "Purchase Price"). The Rights will be represented by the Common Stock certificates and will not be exercisable or transferable apart from the Common Stock until the earlier of (i) the tenth day after the public announcement that a Person or group has become an Acquiring Person (a Person who has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock), or (ii) the tenth day (or such later date as a majority of disinterested directors shall approve prior to such time as any Person becomes an Acquiring Person) after a Person or group commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a Person or group of 15% or more of the Common Stock (the earlier of (i) and (ii) being called herein the "Distribution Date"). As soon as practicable following the Distribution Date, separate certificates representing the Rights will be mailed to holders of the Common Stock as of the close of business on the Distribution Date. The Rights will first become exercisable on the Distribution Date, unless earlier redeemed or exchanged, and may then begin trading separately from the Common Stock. The Rights will at no time have any voting rights.

         In the event that a Person were to become an Acquiring Person (except pursuant to certain cash offers for all outstanding Common Stock approved by the Board of Directors of the Company) or if the Company were the surviving corporation in a merger and its Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then-current exercise price of one Right. With certain exceptions, in the event that (i) the Company were acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or its Common Stock is changed or exchanged (other than a merger which follows certain cash offers for all outstanding Common Stock approved by the Board) or (ii) more than 50% of the Company's assets or earning power were sold, proper provision shall be made so that each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise thereof, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then-current exercise price of one Right.


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         At any time after a Person has become an Acquiring Person and prior to the acquisition of 50% or more of the then-outstanding Common Stock by such Acquiring Person, the Board of Directors may cause the Company to acquire the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, in exchange for that number of shares of Common Stock having an aggregate value equal to the excess of the value of the Common Stock issuable upon exercise of a Right after a Person becomes an Acquiring Person over the Purchase Price.

         The Rights are redeemable in whole, but not in part, at $0.01 per Right prior to the earlier of (i) the first date of public announcement that a Person or group has become an Acquiring Person or (ii) the final expiration date of the Rights. The Rights will expire on October 5, 2006 (unless earlier redeemed or exchanged). The Bank of New York is the Rights Agent. Under certain circumstances set forth in the Rights Agreement, the decision to redeem or to lengthen or shorten the redemption period shall require the concurrence of a majority of the Continuing Directors (as defined in the Rights Agreement).

         The Purchase Price payable, and the number of shares of Special Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Special Stock, (ii) upon the grant to holders of the Special Stock of certain rights or warrants to subscribe for or purchase the Special Stock or convertible securities at less than the current market price of the Special Stock, or (iii) upon the distribution to holders of the Special Stock of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the last regular periodic cash dividend theretofore paid or, in case regular periodic dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in the Special Stock) or of subscription rights or warrants (other than those referred to above). No adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

         As of June 30, 1996, there were 102,899,533 shares of Common Stock outstanding and 9,872,756 shares were reserved for distribution under the Company's 1990 Restricted Stock Plan, 1990 Stock Option Plan and 1996 Non-Management Directors Stock Incentive Plan. One Right will be distributed to stockholders of the Company for each share of Common Stock owned of record by them on October 5, 1996. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights. Approximately 2,000,000 shares of Special Stock have been reserved for issuance upon exercise of the Rights.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a Person or group that attempts to acquire the Company on terms not approved by


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the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that a Person or group has become an Acquiring Person, as the Rights may be redeemed by the Company at $0.01 per Right prior to such time.

         The Rights Agreement, dated as of October 5, 1996, between the Company and The Bank of New York specifying the terms of the Rights, and the text of the press release announcing the declaration of the Rights are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibits. All capitalized terms used herein without definition shall have the meanings assigned to them in the Rights Agreement.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

  (c)  Exhibits.

    4.1 Rights Agreement, dated as of October 5, 1996, between Harrah's Entertainment, Inc. and The Bank of New York, which includes the form of Certificate of Designations of Series A Special Stock of Harrah's Entertainment, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Special Shares as Exhibit C.

   99.1  Text of Press Release, dated July 22, 1996.


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                                      SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HARRAH'S ENTERTAINMENT, INC.



Dated:  August 9, 1996                 By  /s/     E. O. ROBINSON, JR.
                                           ------------------------------------
                                           Name:   E. O. Robinson, Jr.
                                           Title:  Senior Vice President
                                                   and General Counsel

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                                    EXHIBIT INDEX

    4.1 Rights Agreement dated as of October 5, 1996 between Harrah's Entertainment, Inc. and The Bank of New York, which includes the form of Certificate of Designations of Series A Special Stock of Harrah's Entertainment, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Special Shares as Exhibit C.

   99.1  Text of Press Release, dated July 22, 1996.


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